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                                                                EXHIBIT 10(jj)

                          COMPUTERIZED THERMAL IMAGING, INC.

                         RESTRICTED STOCK PURCHASE AGREEMENT

     THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into on the 9th day of July 1997 (the "Effective Date"), by and between Computerized Thermal Imaging, Inc., a Nevada corporation ("CTI") and Manhattan Financial Group ("MFG").

                                 W I T N E S S E T H:

     WHEREAS, CTI needs $150,000 in capital funds to satisfy a public relations firm contract;

     WHEREAS, MFG, an independent contractor financial consulting firm representing CTI, desires to purchase shares of common stock in CTI for investment purposes;

     WHEREAS, CTI agrees to sell to MFG the requested number of shares based on the representations and provisions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. SALE OF RESTRICTED STOCK. CTI hereby agrees to sell to MFG, and MFG agrees to purchase, 500,000 shares of common stock in CTI, subject to the terms and restrictions set forth in this Agreement (the "Restricted Stock"). The Restricted Stock shall be issued in consideration for the contribution of $150,000 to CTI (the "Consideration") to be deposited into an account designated by CTI. The Consideration shall be paid by MFG in monthly installments to, or for the benefit of, CTI, as it may direct. Installment payments totaling $150,000 shall become due and payable according to the Administration Agreement, which requires the Administrator to deposit monthly the sum of the approved expenses for the month, which in the end of one year shall not be less than $150,000.00.

     2.   RESTRICTIONS AND CONDITIONS.

          (a) CONTINUED PERFORMANCE. Any failure by MFG to provide all or part of the Consideration an independent covenant, shall constitute a material breach of this Agreement. In the event of default by MFG of this Agreement, MFG shall be entitled the five (5) days written notice to cure by depositing the full amount of the installment in default; if MFG does not cure the default, CTI shall be entitled to elect alternative remedies of either (a) claiming liquidated damages equal to three times the amount in default that was not cured within five (5) days after notice, or (b) demanding recision and cancellation of a pro-rata number of the Restricted Stock. If CTI elects to cancel shares as a remedy by written notice, MFG hereby consents to the immediate cancellation of the appropriate shares of Restricted Stock and agrees to return all certificates representing the Restricted Stock issued, for CTI to authorized reissuance of certificates representing the remaining shares.

          (b) PRICE OF STOCK AND REPURCHASE OPTION. The parties hereby agree that the Restricted Stock shall be sold to MFG at a price of $0.30 per share. The Restricted Stock shall be subject to a repurchase option exercisable by CTI at its sole discretion for a duration of one hundred twenty (120) days from the Effective Date (the "Repurchase Option"). Such Repurchase Option shall entitle CTI to repurchase any portion of 250,000 shares of Restricted Stock at ten cents ($0.10 per share) if this sale is advised by CTI's legal counsel to constitute a breach of any other agreement or regulation, and may be exercisable by providing MFG with written notice thereof.

     3. NON-TRANSFERABILITY OF RESTRICTED STOCK. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions of this Agreement apply. Any attempted sale, pledge, assignment, or other transfer of the Restricted Stock, without consent of CTI's counsel, shall be null and void without force or effect.

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     4.   CERTIFICATES.  CTI shall issue instructions to its transfer agent to issue a stock certificate to MFG for the Restricted Stock within ten (10) days after the initial payment of $50,000 provided for in Section 1.

     5.   REQUIREMENTS OF LAW.

          (a) COMPLIANCE WITH LAWS. CTI shall not be required to sell or issue any shares under this Agreement if the issuance of such shares shall constitute a violation by MFG or CTI of any provisions of any law or regulation of any governmental authority or the Bylaws of CTI. CTI shall not be obligated to take any affirmative action other than that which is specifically set forth in this Paragraph 5 in order to cause the issuance of Restricted Stock pursuant hereto to comply with any law or regulation of any governmental authority.

          (b) FEDERAL AND STATE SECURITIES LAWS. MFG understands that the Restricted Stock when issued will be restricted securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that no sale, distribution, transfer or other disposition of the Restricted Stock can be made by MFG unless the Restricted Stock has been registered under the Securities Act and applicable securities laws of any other relevant jurisdiction, or exemptions from such registrations are available with respect to the proposed sale, distribution, transfer or other distribution. CTI may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act or any applicable state securities laws. The certificate(s) issued representing the Restricted Stock may bear a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by CTI of an opinion of counsel reasonably satisfactory to CTI that registration is not required for such sale or transfer."

          (c) INVESTMENT INTENT. MFG hereby represents and warrants that the Restricted Stock is being acquired solely for the account of MFG for investment purposes only and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; MFG has no contract, understanding, undertaking, agreement, or arrangement with any person to sell, transfer, or pledge to any person the Restricted Stock or any part thereof; MFG has no present plans to enter into any such contract, undertaking, agreement or arrangement; MFG understands the legal consequences of the foregoing representations and warranties to mean that MFG must bear the economic risk of the investment in the Restricted Stock for an indefinite period of time; MFG has such knowledge and experience in financial and business matters that MFG is capable of evaluating the merits and risks of acquiring the Restricted Stock; and MFG acknowledges that the acquisition of the Restricted Stock involves a HIGH degree of risk that may result in the loss of the total amount of MFG's investment in the Restricted Stock.

          (d) DUE DILIGENCE. MFG acknowledges that it has for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Restricted Stock and the actual and proposed business and affairs of CTI, and is satisfied with the results thereof, and been given access, if requested, to all documents with respect to CTI or this transaction, as well as to such other information that MFG has requested to evaluate an investment in the Restricted Stock. MFG has made its own determination of the value of the Restricted Stock and has not received or relied upon any statements, representations, or warranties of CTI or its agents or representatives.

     6.   CHANGES IN CTI'S STRUCTURE.

          (a) CHANGES IN STRUCTURE. The existence of the right to receive the Restricted Stock shall not affect in any way the right or power of CTI or its officers, directors, or stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CTI's capital structure or its business, or any merger or consolidation of CTI, or any issue of bonds, debentures, or any other security or the dissolution or liquidation of CTI, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

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          (b)  ISSUANCE OF SHARES.  Except as hereinbefore expressly provided, the issuance by CTI of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of CTI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of the shares of Restricted Stock to be issued pursuant to this Agreement.

     7. EXPENSES. Each party shall pay its own expenses, including legal expenses and attorneys' fees, which have been or may be incurred in connection with the preparation, amendment, or modification of this Agreement and any other documents and instruments executed in connection herewith. MFG has been advised to seek its own legal counsel and chose not to do so; MFG acknowledges that CTI's legal counsel represents solely CTI in the preparation of this Agreement.

     8. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, or if sent by certified mail, return receipt requested, or telexed or telefaxed to the party entitled thereto with confirmation of transmission, addressed as set forth on the signature pages hereto, unless such address is changed by written notice hereunder. If so mailed the same shall not be deemed effective until three (3) business days after posting.

     9. AMENDMENTS. No amendment, modification or waiver of this Agreement or any other agreements or documents executed pursuant hereto shall be effective unless the same is in writing and signed by the person against whom such amendment is sought to be enforced.

     10. BINDING EFFECTS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its successors, permitted assigns and legal representatives.

     11. GOVERNING LAW. This Agreement and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws principles thereof.

     12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association ("AAA") shall be responsible for (i) appointing a sole arbitrator, and (ii) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be either Shonomish County, Oregon or Harris County, Texas. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (a) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a parties interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (b) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a parties interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

     The arbitrator shall decide the case according to and based on the substantive laws of the state of Texas. Any order or judgement rendered by the arbitrator may be entered by any court having jurisdiction.

     13. GENERAL ASSURANCES. The parties agree to execute, acknowledge, and deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

     14. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability shall

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not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

     15. THIRD PARTY BENEFICIARIES. This Agreement does create rights enforceable by Liberty Capital Group, Inc., an entity not a party to this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                              COMPUTERIZED THERMAL IMAGING, INC.,
                              A NEVADA CORPORATION

ADDRESS:

141 North State Street, Suite 161
Lake Oswego, Oregon 97034
Telefax: (503) 650-0119

                              By:   /s/ David B. Johnston
                              ---------------------------------
                              David B. Johnston,
                              Chief Executive Officer



                              MANHATTAN FINANCIAL GROUP
ADDRESS:


                              By:    /s/ Daron C. Dillia
                             ---------------------------------
                              Daron C. Dillia
                              Title:    Sole Owner
                                    --------------------------














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